Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of Cloudary Corporation of our report dated February 24, 2012 relating to the consolidated financial statements of Cloudary Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company Shanghai, People’s Republic of China February 24, 2012

PricewaterhouseCoopers Zhong Tian CPAs Limited Company, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Shanghai 200021, PRC

T: +86 (21)2323 8888, F: +86 (21) 2323 8800, www.pwccn.com